Exhibit 10.5

Enbridge Pipelines Inc. 3000, 425-1st Street SW Calgary, AB T2P 3L8

Enbridge Energy Limited Partnership

1100 Louisiana Street, Suite 3300

Houston, TX 77002

March 27, 2015

United Refining Company and

Kiantone Pipeline Corporation

823 11th Ave.

New York, New York 10019

Attention: J. Nelson Happy

Subject:	Amendment to the Letter Agreement between Enbridge Pipelines Inc., Enbridge Energy Limited Partnership, United Refining Company and Kiantone Pipeline Corporation dated July 31, 2014 (the “Letter Agreement”)

The parties agree that the last sentence of Section C.1 of the Letter Agreement shall be deleted in its entirety and replaced by the following: “This paragraph C.1 (but not the other provisions of this Part c) shall be void and of no force or effect in the event the Carriers and United have not executed and delivered signature pages of the Put and Call agreement into escrow on or before April 1, 2015, with such documents to be released from escrow no later than April 8, 2015 (the “Termination Date”).

Please acknowledge your agreement to the terms and conditions contained herein by signing the enclosed duplicate copy in the space provided below and returning the acknowledged copy to the undersigned.

ENBRIDGE ENERGY, LIMITED PARTNERSHIP BY ENBRIDGE PIPELINES (LAKEHEAD) L.L.C. ITS GENERAL PARTNER		ENBRIDGE PIPELINES INC.

Per:	/s/ Joel Kanvik	Per:	/s/ R.T. Schwertz
	Joel Kanvik Corporate Secretary		R.T. Schwertz V.P., Liquid Pipelines Law & Deputy General Counsel

UNITED REFINING COMPANY		KIANTONE PIPELINE CORPORATION

Per:	/s/ John A. Catsimatidis	Per:	/s/ John A. Catsimatidis
	John A. Catsimatidis Chairman & CEO		John A. Catsimatidis Chairman & CEO